As filed with the Securities and Exchange Commission on April 21, 2017
Registration No. 333-205489

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 REGISTRATION STATEMENT NO. 333-205489
UNDER
THE SECURITIES ACT OF 1933

QIWI PLC
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cyprus	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Kennedy 12, Kennedy Business Centre, 2nd floor
P.C. 1087, Nicosia, Cyprus
Tel: +357-22-65339
(Address of principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
Tel: +1 212 750 6474
(Name, address and telephone number of agent for service)

Copies to:
Pranav Trivedi
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street, Canary Wharf
London, England E14 5DS
Telephone: +44 20 7519 7026

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by QIWI Plc (the “Company”), is being filed to deregister all of the unsold securities of the Company that had been registered for issuance under the Registration Statement on Form F-3 (Registration Number 333-205489) filed by the Company with the U.S. Securities and Exchange Commission on July 2, 2015 (the “Registration Statement”), pertaining to the registration of 1,677,912 of the Registrant’s class B shares, because the Company no longer qualifies as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended.
The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and deregisters any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on April 20, 2017.

QIWI plc

By:	/s/ Sergey Solonin
Name: Sergey Solonin